SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2007 (October 1, 2007)

GENESIS TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in Charter)

Florida	333-86347	65-1130026
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7900 Glades Road, Suite 420
Boca Raton, Florida 33434
(Address of Principal Executive Offices)

(561) 988-9880
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K/A and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes filed with this Form 8-K/A.

In this Form 8-K/A, references to “we,” “our,” “us “Genesis” or the “Registrant” refer to Genesis Technology Group, Inc., a Florida corporation.

Introductory Explanation

This Form 8-K/A amends an earlier Current Report on Form 8-K filed by Genesis Technology Group, Inc. on October 9, 2007 (the “October 9 Report”). As reported in the October 9 Report, Genesis acquired 100% of the capital stock of Karmoya International Ltd, a British Virgin Islands company (“Karmoya”) in a share exchange transaction dated October 1, 2007 (the “Exchange Transaction”). As a result of the Exchange Transaction, Genesis acquired control of the business and operations of Karmoya and certain of its subsidiaries (collectively, the “LJ Group”). This Form 8-K/A amends the October 9 Report, to correct inadvertent inaccurate information regarding products and sales revenue for the LJ Group’s operating company, Laiyang Jiangbo Pharmaceutical Co., Ltd. (“Laiyang Jiangbo”), which was disclosed in Item 2.01 of the October 9 Report in the subsection entitled “DESCRIPTION OF BUSINESS - Principal Products or Services.”

Capitalized terms used herein and not defined have the same meaning as in the October 9 Report. Items 1.01, 3.02, 5.01, 5.02, and 9.01 of the October 9 Report are hereby incorporated by reference. Except for the revisions made to Item 2.01 in the subsection entitled “DESCRIPTION OF BUSINESS - Principal Products or Services” contained herein, all other disclosures in Item 2.01 of the October 9 Report remain unchanged and are hereby incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

DESCRIPTION OF BUSINESS

PRINCIPAL PRODUCTS OR SERVICES

Laiyang Jiangbo is engaged in research, development, production, marketing and sales of pharmaceutical products. It is located in Northeast China in an Economic Development Zone in Laiyang City, Shandong province and is one of the major pharmaceutical companies in China producing tablets, capsules, and granules for both Western medical drugs and Chinese herbal-based medical drugs. Approximately 20% of its current products are Chinese herbal-based drugs and 80% are Western medical drugs. Laiyang Jiangbo has several Certificates of Good Manufacturing Practices for Pharmaceutical Products (GMP Certificates) issued by the Shandong State Drug Administration (SDA) and currently produces five different types of drugs.

Laiyang Jiangbo’s top four products in fiscal 2007 include Clarithromycin sustained-release tablets, Itopride Hydrochloride granules, Ciprofloxacin Hydrochloride tablets, and Paracetamol tablets.

Drug Development and Production

Development and production of pharmaceutical products is Laiyang Jiangbo’s largest and most profitable business. Its principal pharmaceutical products include:

Clarithromycin sustained-release tablets

Clarithromycin sustained-release tablets, Chinese Drug Approval Number H20052746, are semi-synthetic antibiotics for curing Clarithromycin sensitive microorganism infections. Laiyang Jiangbo is one of only two domestic Chinese pharmaceutical companies having the technology to manufacture this drug. Laiyang Jiangbo’s sales of this drug were over RMB 248.4 million (US $31.82 million) in fiscal 2007, which is approximately 50% of the market share in China for this type of drug.

Clarithromycin is the second generation of macrolide antibiotic and replaces the older generation of Erythromycin. Clarithromycin first entered the pharmaceutical market in Ireland in 1989, and as of 2007, it is one of thirty medicines which generate the greatest sales revenue all over the world. Chemically, Clarithromycin has a wider antimicrobial spectrum and longer duration of acid resistance. Its activity is 2 to 4 times better than Erythromycin, but the toxicity is 2-12 times lower.

Clarithromycin sustained-release tablets utilize sustained-release technology, which requires a high degree of production technology. Because of the high degree of technology required to produce this product, PRC production requirements are very strict and there are very few manufacturers who gain permission to produce this product. Therefore, there is a significant barrier to entry in the PRC market. Currently, our Clarithromycin sustained-release tablets are the leading product in the PRC domestic antibiotic sustained-release tablets market. Our goal is to maintain our current market share for this product.

Itopride Hydrochloride granules

Itopride Hydrochloride granules, Chinese Drug Approval Number H20050932, are a stomach and intestinal drug for curing digestive system-related diseases. Laiyang Jiangbo’s sales for this drug reached RMB 228.08 million (US $29.22 million) in fiscal 2007, which is approximately 12.6% of the market share in China for this type of drug. This product is widely regarded for its pharmacological properties, i.e. rapid absorption, positive clinical effects, and few side effects. Based on clinical observation, it has been shown that Itopride Hydrochloride granules can improve 95.1% of gastrointestinal indigestion symptoms.

Itopride Hydrochloride granules are the fourth generation of gastrointestinal double dynamic medicines, which are used for curing most symptoms due to functional indigestion. The older generations are Metoclopramide Paspertin, Domperidone and Cisapride.

Itopride Hydrochloride granules are SDA-approved and entered the PRC pharmaceutical market in June 2005. Since 2005, Laiyang Jiangbo has seized the opportunity presented by this product by rapidly establishing a domestic sales network and developing the market for this product. Currently, this product has competition from two other famous stomach medicines, namely Dompendone Tablets and Vitamin U Belladonna and Aluminum Capsules II. Itopride Hydrochloride granules are a new product for Laiyang Jiangbo, but it already has a nationwide sales network in China. Laiyang Jiangbo’s goal is to have sales of Itopride Hydrochloride granules exceed sales of the other two medicines in the near future.

Ciprofloxacin Hydrochloride tablets

Ciprofloxacin Hydrochloride tablets, Chinese Drug Approval Number H37022737, are an antibiotic drug used to cure infection caused by bacteria. Laiyang Jiangbo’s sales for this drug reached RMB 91.73 million (US $11.75 million) in fiscal 2007, which is approximately 19.61% of the total market for this type of antibiotic drug in China.

Due to a stoppage in production of raw material manufacturing in PRC in 2004, the price of certain raw materials which are used to produce Ciprofloxacin Hydrochloride tablets rose rapidly and Laiyang Jiangbo seized this opportunity by using its stored raw materials to produce a significant amount of Ciprofloxacin Hydrochloride tablets. As a result, Laiyang Jiangbo’s sales of this product won a large percentage of the market in PRC from 2004 to 2006. However, other companies resumed production in 2007, which has lead to stronger competition and a decrease in Laiyang Jiangbo’s profits for this product. Despite the recent decrease in profits for this product, Laiyang Jiangbo’s goal is to continue producing Ciprofloxacin Hydrochloride tablets as a principal product to promote the popularity of its product and brand.

Paracetamol tablets

Paracetamol tablets, Chinese Drug Approval Number H37022733, are a nonprescription analgesic drug, mainly used for curing fever due to common flu or influenza. It is also used for relief of aches and pains. Laiyang Jiangbo’s sales for this drug reached RMB 26.61 million (US $3.41 million) in fiscal 2007, which is approximately 0.6% of the total market for similar types of drugs in China.

Laiyang Jiangbo is authorized by the PRC Ministry of Health to be an appointed producer of common antibiotics in Jiangsu Province, Guangdong Province, Zhejiang Province, Fujian Province, Shandong Province and Guangxi Province. Paracetamol tablets are one of PRC’s national A-level Medicare medicines. This product entered the Chinese market in July 2004.

Baobaole Chewable tablets

Baobaole Chewable tablets, Chinese Drug Approval Number Z20060294, are a new product of Laiyang Jiangbo and entered the market in August 2007. Baobaole Chewable tablets are nonprescription drugs for gastric cavity aches. This drug stimulates the appetite and promotes digestion. Baobaole is used to cure deficiencies in the spleen and stomach, abdomen aches, loss of appetite, and loose bowels. Its effects are mild and lasting.

As of August 2007, Laiyang Jiangbo has completed its entire distribution network for this product and its goal is to reach sales volume of RMB 140 million (US $17.93 million) for this product for the fiscal year ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS TECHNOLOGY GROUP, INC.

By:	/s/ Cao Wubo
Cao Wubo
Chief Executive Officer

Dated: October 10, 2007